  (1)

                                                                    EXHIBIT 11

                                 GENERAL ELECTRIC COMPANY
                             COMPUTATION OF PER SHARE EARNINGS

(Shares in thousands; dollar amounts, except earnings per share, in millions)

                                                                               Fully
                                                 Earnings      Primary       diluted
                                               per common     earnings      earnings
Third quarter ended September 30, 1994              share    per share     per share
- --------------------------------------         ----------    ---------     ---------
Net earnings applicable to common stock            $1,368       $1,368        $1,368
Dividend equivalents (net of tax) applicable
   to deferred incentive compensation shares            -            3             3
                                                ---------    ---------     ---------
      Earnings for per-share calculations          $1,368       $1,371        $1,371
                                                ---------    ---------     ---------
Average number of shares outstanding            1,711,014    1,711,014     1,711,014
Average number of deferred incentive
   compensation shares                                  -        8,473         8,473
Average stock option shares                             -       10,508        10,508
Average number of restricted stock units                -        1,117         1,117
                                                ---------    ---------     ---------
      Shares for earnings calculation           1,711,014    1,731,112     1,731,112
                                                ---------    ---------     ---------
Earnings per share                                  $0.80        $0.79         $0.79
- ------------------                              =========    =========     =========


Nine months ended September 30, 1994
- ------------------------------------
Net earnings applicable to common stock            $3,958       $3,958        $3,958
Dividend equivalents (net of tax) applicable
   to deferred incentive compensation shares            -            5             5
                                                ---------    ---------     ---------
      Earnings for per-share calculations          $3,958       $3,963        $3,963
                                                ---------    ---------     ---------
Average number of shares outstanding            1,709,431    1,709,431     1,709,431
Average number of deferred incentive
   compensation shares                                  -        8,547         8,547
Average stock option shares                             -       10,366        10,366
Average number of restricted stock units                -        1,118         1,118
                                                ---------    ---------     ---------
      Shares for earnings calculation           1,709,431    1,729,462     1,729,462
                                                ---------    ---------     ---------
Earnings per share                                  $2.32        $2.29         $2.29
- ------------------                              =========    =========     =========



  (2)

                                                                 EXHIBIT 11

                                 GENERAL ELECTRIC COMPANY
                           COMPUTATION OF PER SHARE EARNINGS -a)

(Shares in thousands; dollar amounts, except earnings per share, in millions)

                                                                               Fully
                                                 Earnings      Primary       diluted
                                               per common     earnings      earnings
Third quarter ended September 30, 1993              share    per share     per share
- --------------------------------------         ----------    ---------     ---------
Net earnings applicable to common stock            $1,206       $1,206        $1,206
Dividend equivalents (net of tax) applicable
   to deferred incentive compensation shares            -            -             -
                                                ---------    ---------     ---------
      Earnings for per-share calculations          $1,206       $1,206        $1,206
                                                ---------    ---------     ---------
Average number of shares outstanding            1,707,083    1,707,083     1,707,083
Average number of deferred incentive
   compensation shares                                  -        8,318         8,318
Average stock option shares                             -       11,766        11,776
                                                ---------    ---------     ---------
      Shares for earnings calculation           1,707,083    1,727,167     1,727,177
                                                ---------    ---------     ---------
Earnings per share                                  $0.71        $0.70         $0.70
- ------------------                              =========    =========     =========


Nine months ended September 30, 1993
- ------------------------------------
Net earnings applicable to common stock            $2,838       $2,838        $2,838
Dividend equivalents (net of tax) applicable
   to deferred incentive compensation shares            -            4             4
                                                ---------    ---------     ---------
      Earnings for per-share calculations          $2,838       $2,842        $2,842
                                                ---------    ---------     ---------
Average number of shares outstanding            1,708,148    1,708,148     1,708,148
Average number of deferred incentive
   compensation shares                                  -        8,520         8,520
Average stock option shares                             -       10,350        11,457
                                                ---------    ---------     ---------
      Shares for earnings calculation           1,708,148    1,727,018     1,728,125
                                                ---------    ---------     ---------
Earnings per share                                  $1.66        $1.65         $1.64
- ------------------                              =========    =========     =========



(a- Adjusted to reflect the two-for-one stock split effective on April 28, 1994.
